                                                                      Exhibit 11

                      THE TORO COMPANY AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Three Months Ended              Nine Months Ended
                                                           --------------------------    -------------------------
                                                            August 2,        July 31,      August 2,       July 31,
                                                              1996            1995            1996           1995
                                                           -----------    -----------    -----------    -----------
Net earnings . . . . . . . . . . . . . . . . . . . . .     $     6,465    $     4,027    $    31,783    $    28,365
                                                           -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------
Primary:
    Shares of common stock and common
    stock equivalents:
        Weighted average number of common shares
           outstanding . . . . . . . . . . . . . . . .      12,108,554     12,270,005     12,183,841     12,591,164
        Dilutive effect of outstanding
           stock options (1) . . . . . . . . . . . . .         398,235        440,202        424,403        499,037
                                                           -----------    -----------    -----------    -----------
                                                            12,506,789     12,710,207     12,608,244     13,090,201
                                                           -----------    -----------    -----------    -----------
        Net earnings per share of common stock
           and common stock equivalent . . . . . . . .     $      0.52    $      0.32    $      2.52    $      2.17
                                                           -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------


Fully Diluted:
    Shares of common stock and common
    stock equivalents:
        Weighted average number of common shares
           outstanding . . . . . . . . . . . . . . . .      12,108,554     12,270,005     12,183,841     12,591,164
        Dilutive effect of outstanding
           stock options (2) . . . . . . . . . . . . .         398,235        458,282        424,403        512,895
                                                           -----------    -----------    -----------    -----------
                                                            12,506,789     12,728,287     12,608,244     13,104,059
                                                           -----------    -----------    -----------    -----------

        Net earnings per share of common stock
           and common stock equivalent . . . . . . . .     $      0.52    $      0.32    $      2.52    $      2.17
                                                           -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------

1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the company's stock during each period.



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